Exhibit 10.1
2009 AMENDMENT
TO
GLOBAL INDUSTRIES, LTD.
1998 EQUITY INCENTIVE PLAN
     The Global Industries, Ltd. 1998 Equity Incentive Plan (the “Plan”) is hereby amended as follows (terms not otherwise defined herein have the meaning ascribed to them in the Plan), effective as of August 5, 2009:
     1. Section (c)(aa) of Article IX of the Plan shall be amended to read as follows:
     “(aa) any person (within the meaning of Section 13(d)(3) under the Exchange Act, including any group (within the meaning of Section 13(d)(3) under the Exchange Act), a “Person”) except an underwriter or group of underwriters in connection with a public offering of the Common Stock, is or becomes the “beneficial owner” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company (such Person being referred to as an “Acquiring Person”) representing 50% of the combined voting power of the Company’s outstanding securities other than beneficial ownership by (i) the Company or any Subsidiary of the Company or (ii) any employee benefit plan of the Company or any Person organizes, appointed or established pursuant to the terms of any such employee benefit plan (unless such plan or Person is a party to or is utilized in connection with a transaction led by Outside Persons as defined below) (Persons referred to in clauses (i) and (ii) hereof are referred to as “Excluded Persons”);”
     2. The second paragraph of Section (c) of Article IX of the Plan shall be amended to read as follows:
          “For purposes of clause (aa) above, the term “Outside Persons” means any Persons other than Persons described in clauses (aa)(i) above or members of senior management of the Company in office immediately prior to the time the Acquiring Person acquires the beneficial ownership described in clause (aa).”
     3. The Plan as amended and modified by this 2009 Amendment shall remain in full force and effect and this 2009 Amendment shall not change or modify the terms of any outstanding Awards under the Plan.
     Adopted by the Board of Directors of Global Industries, Ltd. on August 5, 2009.